                                   FORM 8-K/A


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                 August 21, 1996
                ------------------------------------------------
                Date of Report (date of earliest event reported)




                            EVERGREEN RESOURCES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



          COLORADO                     0-10077              84-0834147
- ----------------------------       ----------------      ------------------
(State or Other Jurisdiction       (Commission File      (I.R.S. Employer
   of Incorporation)                    Number)          Identification No.)



                               1000 Writer Square
                               1512 Larimer Street
                             Denver, Colorado 80202
                    ----------------------------------------
                    (Address of Principal Executive Offices)



                                 (303) 534-0400
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS

                                                                                     Page Number
                                                                                     -----------
          (a)  PRO FORMA FINANCIAL INFORMATION
               Evergreen Resources, Inc. and Subsidiaries
               PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

               Financial Statements
                 Pro Forma Explanatory Headnote                                          F-1
                 For the Three Months Ended June 30, 1996 (Unaudited)
                   Unaudited Pro Forma Consolidated Balance Sheet                        F-2
                   Unaudited Pro Forma Consolidated Statement of Operations              F-4
                 For the Year Ended March 31, 1996 (Unaudited)
                   Unaudited Pro Forma Consolidated Statement of Operations              F-5
                 Notes to Pro Forma Consolidated Financial Statements                    F-6

          (b)  FINANCIAL STATEMENTS
               EVERGREEN RESOURCES, INC. AND SUBSIDIARIES
                 The following documents, all of which were previously filed with the
                 Commission, all hereby incorporated by reference in this Form 8-K/A:

                     1) Evergreen Resources, Inc. and Subsidiaries Annual Report
                        on Form 10-K for the year ended March 31, 1996.
                     2) Evergreen Resources, Inc. and Subsidiaries Quarterly Report
                        on Form 10-Q for the three months ended June 30, 1996.

               POWERBRIDGE, INC. AND AFFILIATES, FINANCIAL STATEMENTS
               Independent Auditors' Report                                              F-7
               Consolidated Balance Sheets, June 30, 1996 (unaudited) and
                 December 31, 1996 and 1995                                              F-8
               Consolidated Statements of Operations and Retained Earnings
                 (Accumulated Deficit) for the Six Months Ended June 30,
                 1996 and 1995 (Unaudited) and for the Years Ended
                 December 31, 1995, 1994 and 1993                                        F-9
               Consolidated Statements of Cash Flows for the Six Months Ended
                 June 30, 1996 and 1995 (Unaudited) and for the Years Ended
                 December 31, 1995, 1994 and 1993                                       F-10
               Notes To Consolidated Financial Statements                               F-11

          (c)  Exhibits:  Filed herewith pursuant to Reg. S-K Item 601.

               EXHIBIT NO.
                 1* Agreement and Plan of Merger dated August 14, 1996 by and among Powerbridge, Inc., Evergreen Resources, Inc.
                           and Evergreen Raton Properties, Inc.

                 2*        Agreement for Acquisition of Limited Partnership
                           Interests between Evergreen Resources, Inc. and both
                           Energy Investors Fund LP and Energy Investors Fund II,
                           LP dated August 14, 1996

                 3*        August 14, 1996 Reserve Report prepared by Resources
                           Services, International, Inc.


               * Previously filed

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.



                                       EVERGREEN RESOURCES, INC.




                                       By: /s/ James S. Williams
                                           ----------------------------------
                                           James S. Williams
                                           Chairman of the Board


Dated:  September 6, 1996

                   EVERGREEN RESOURCES, INC AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


The accompanying unaudited pro forma consolidated financial statements give effect to the acquisition by Evergreen Resources, Inc. ("the Company" or "Evergreen" ) of 100% of the outstanding common stock of Powerbridge, Inc. and the limited partnership interests of Energy Investors Funds I and II (collectively "PBI" ) pursuant to the Agreement between the parties; to reflect the issuance of 1,162,266 of the Company's common stock and the assumption of $3.6 million in long-term debt, and are based on the estimates and assumptions set forth herein. This unaudited pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The unaudited pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements set forth herein.

The pro forma consolidated balance sheet assumes the acquisition was consummated at June 30, 1996. The accompanying unaudited pro forma statements of operations have been derived from the statements of operations of the Company for the three months ended June 30, 1996 and PBI for the three months ended June 30, 1996 and statements of operations of the Company for the fiscal year ended March 31, 1996 and PBI for the year ended December 31, 1995, and adjust such information to give effect to the acquisition as if the acquisition had occurred as of the beginning of the periods presented.

                   EVERGREEN RESOURCES, INC AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                JUNE 30, 1996

                                                                        POWERBRIDGE, INC.
                                                                     ------------------------
                                                                                   PRO FORMA      CONSOLIDATED
                                                      EVERGREEN         ACTUAL    ADJUSTMENTS       PRO FORMA
                                                     -----------     ----------   -----------     ------------
ASSETS

CURRENT ASSETS
 Cash                                                $ 1,440,449     $  176,852   $         -      $ 1,617,301
 Accounts receivable:
  Oil and gas sales                                      265,455        439,211                        704,666
  Other                                                1,240,464         66,850                      1,307,314
 Prepaid expenses                                        303,172        139,817                        442,989
                                                     -----------     ----------   -----------     ------------
   TOTAL CURRENT ASSETS                                3,249,540        822,730                      4,072,270
                                                     -----------     ----------   -----------     ------------

PROPERTY AND EQUIPMENT, AT COST
 Proved oil and gas properties, full cost             37,357,042      3,965,153     3,568,389 (a)   44,890,584
 Unevaluated properties                                7,946,873                      600,000 (a)    8,546,873
 Gas gathering equipment                               5,310,184      3,478,563                      8,788,747
 Support equipment                                       622,838         51,819                        674,657
                                                     -----------     ----------   -----------     ------------
   Total cost                                         51,236,937      7,495,535     4,168,389       62,900,861
 Less accumulated dd & a                             (11,746,864)      (208,321)      208,321 (a)  (11,746,864)
                                                     -----------     ----------   -----------     ------------
   NET PROPERTY AND EQUIPMENT                         39,490,073      7,287,214     4,376,710       51,153,997

DESIGNATED CASH                                        1,059,233                                     1,059,233
OTHER ASSETS                                             756,106        206,187      (178,689)(b)      783,604
                                                     -----------     ----------   -----------     ------------
                                                     $44,554,952     $8,316,131   $ 4,198,021     $ 57,069,104
                                                     -----------     ----------   -----------     ------------
                                                     -----------     ----------   -----------     ------------

         See accompanying Headnote and Notes to Pro Forma Consolidated
                            Financial Statements.

                    EVERGREEN RESOURCES, INC AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1996

                                                                        POWERBRIDGE, INC.
                                                                     ------------------------
                                                                                   PRO FORMA               CONSOLIDATED
                                                      EVERGREEN         ACTUAL    ADJUSTMENTS               PRO FORMA
                                                     -----------     ----------   -----------              ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable                                    $   769,154     $  530,797   $   100,000 (a)            1,399,951
 Accrued expenses and other                              287,936        428,555      (250,000)(b)              466,491
 Amounts payable to oil and gas property owners        1,176,194                                             1,176,194
                                                     -----------      ----------  -----------              -----------
 TOTAL CURRENT LIABILITIES                             2,233,284        959,352      (150,000)               3,042,636

PRODUCTION TAXES PAYABLE                               1,059,233                                             1,059,233
LONG-TERM LIABILITIES                                  2,239,678      4,589,701      (584,901)(b)            6,244,478
                                                     -----------      ----------  -----------              -----------
  TOTAL LIABILITIES                                    5,532,195      5,549,053      (734,901)              10,346,347
                                                     -----------      ----------  -----------              -----------

REDEEMABLE PREFERRED STOCK                             7,500,000                                             7,500,000
                                                     -----------      ----------  -----------              -----------
MINORITY INTERESTS                                                    3,434,330    (3,434,330)                      --
                                                     -----------      ----------  -----------              -----------

COMMON STOCKHOLDERS' EQUITY
 Common stock                                             58,998          5,470         6,153 (a)               70,621
 Additional paid-in capital                           41,822,026                    7,688,377 (a)           49,510,403
 Foreign exchange gain (loss)                           (394,582)                                             (394,582)
 Deficit                                              (9,963,685)      (672,722)      672,722 (a),(b)       (9,963,685)
                                                     -----------      ----------  -----------              -----------
  TOTAL COMMON STOCKHOLDERS' EQUITY                   31,522,757       (667,252)    8,367,252               39,222,757
                                                     -----------      ----------  -----------              -----------
                                                     $44,554,952      $8,316,131  $ 4,198,021              $57,069,104
                                                     -----------      ----------  -----------              -----------
                                                     -----------      ----------  -----------              -----------


         See accompanying Headnote and Notes to Pro Forma Consolidated
                            Financial Statements.

                  EVERGREEN RESOURCES, INC AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                                   POWERBRIDGE, INC
                                                                        PERIOD
                                            EVERGREEN             ENDED JUNE 30, 1996
                                            THREE MONTHS       --------------------------
                                               ENDED                           PRO FORMA             CONSOLIDATED
                                           JUNE 30, 1996         ACTUAL(i)    ADJUSTMENTS              PRO FORMA
                                          --------------       --------       -----------            ------------
REVENUE
  Oil and gas production                      $  526,344      $ 499,741         $(190,427)(i)         $  835,658
  Oil and gas services                           190,909                          (18,945)(c)            171,964
  Interest                                        51,599          7,114            (3,229)(i)             55,484
  Other income                                    10,028         17,069           (17,069)(d),(i)         10,028
                                              ----------       --------         ---------             ----------
  TOTAL REVENUE                                  778,880        523,924          (229,670)             1,073,134
                                              ----------       --------         ---------             ----------

COSTS AND EXPENSES
  Cost of production                             131,953        150,365           (73,097)(c),(e),(i)    209,221
  Gas gathering costs                             43,898                                                  43,898
  Cost of oil and gas services                   184,841                           12,884 (e)            197,725
  Depreciation, depletion and amortization       201,840         86,284            (7,301)(f),(i)        280,823
  General and administrative                     149,270        233,893          (233,893)(g),(i)        149,270
  Interest expense                                 9,385        255,906          (160,022)(h),(i)        105,269
  Other                                           (2,337)                                                 (2,337)
                                              ----------       --------         ---------             ----------

  TOTAL EXPENSES                                 718,850        726,448          (461,429)               983,869
                                              ----------       --------         ---------             ----------

NET INCOME (LOSS)                                 60,030      $(202,524)        $ 231,759                 89,265
                                                              ---------         ---------
                                                              ---------         ---------
PREFERRED STOCK CASH DIVIDENDS                   150,000                                                 150,000
                                              ----------                                              ----------

NET LOSS ATTRIBUTABLE TO COMMON STOCK         $  (89,970)                                             $  (60,735)
                                              ----------                                              ----------
                                              ----------                                              ----------

LOSS PER SHARE OF COMMON STOCK                $    (0.02)                                             $    (0.01)
                                              ----------                                              ----------
                                              ----------                                              ----------

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING (j)                     5,899,736                                               7,062,002
                                              ----------                                              ----------
                                              ----------                                              ----------


         See accompanying Headnote and Notes to Pro Forma Consolidated
                            Financial Statements.

                    EVERGREEN RESOURCES, INC AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                             POWERBRIDGE, INC YEAR ENDED
                                                                  DECEMBER 31, 1995
                                           EVERGREEN         ----------------------------
                                           YEAR ENDED                          PRO FORMA            CONSOLIDATED
                                         MARCH 31, 1996        ACTUAL         ADJUSTMENTS             PRO FORMA
                                         --------------      -----------      -----------           ------------
REVENUE
  Oil and gas production                     $1,392,695      $   189,829      $   156,945 (e)        $1,739,469
  Oil and gas services                          779,146                           (77,954)(c)           701,192
  Interest                                      206,769                             6,728 (e)           213,497
  Other income                                  556,221          122,389         (122,389)(d)           556,221
                                             ----------      -----------      -----------            ----------

  TOTAL REVENUE                               2,934,831          312,218          (36,670)            3,210,379
                                             ----------      -----------      -----------            ----------

COSTS AND EXPENSES
  Cost of production                            875,543          297,058          (45,281)(c),(e)     1,127,320
  Cost of oil and gas services                  727,121                            39,442 (e)           766,563
  Depreciation, depletion and amortization      589,936          270,285         (175,546)(f)           684,675
  General and administrative                    818,805          760,311         (760,311)(g),(e)       818,805
  Interest expense                               36,620          294,756         (117,417)(h)           213,959
  Other                                         (10,997)                                                (10,997)
                                             ----------      -----------      -----------            ----------

  TOTAL EXPENSES                              3,037,028        1,622,410       (1,059,113)            3,600,325
                                             ----------      -----------      -----------            ----------

NET LOSS                                       (102,197)     $(1,310,192)     $ 1,022,443              (389,946)
                                                             -----------      -----------
                                                             -----------      -----------
PREFERRED STOCK CASH DIVIDENDS                  504,620                                                 504,620
                                             ----------                                              ----------
                                             ----------                                              ----------

NET LOSS ATTRIBUTABLE TO COMMON STOCK        $ (606,817)                                             $ (894,566)
                                             ----------                                              ----------
                                             ----------                                              ----------

LOSS PER SHARE OF COMMON STOCK               $    (0.10)                                             $    (0.13)
                                             ----------                                              ----------
                                             ----------                                              ----------
WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING (j)                    5,800,036                                               6,962,302
                                             ----------                                              ----------
                                             ----------                                              ----------


         See accompanying Headnote and Notes to Pro Forma Consolidated
                            Financial Statements.

                      EVERGREEN RESOURCES, INC. AND SUBSIDIARIES

                 NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a) Reflects the allocation of PBI's purchase price, consisting of 1,162,266 shares of the Company's common stock at $7,700,000 ($6.625 per share). The purchase price has been allocated as follows:

                   Proved oil and
                       gas properties                   3,776,000
                   Unevaluated properties                 600,000
                   Amounts attributable
                       to minority interest,
                       PBI deficit and
                       miscellaneous                    3,324,000
                                                       ----------

                       Total                           $7,700,000
                                                       ----------
                                                       ----------

(b) Reflects the forgiveness of debt and accrued interest (total $835,000) negotiated as part of the acquisition and elimination of intangible assets not related to the business combination.

(c) Reflects the elimination of overhead charges and management fees billed by Evergreen to PBI for which billing discontinued with the acquisition.

(d) Reflects the elimination of PBI non-operating income amounts which discontinue with the Evergreen acquisition and amounted to $17,000 for the six months ended June 30, 1996 and $122,000 for the year ended December 31, 1995.

(e) To reclassify PBI's gas revenue and production expenses to conform to Evergreen's financial statement presentation and to eliminate PBI's production expenses ($30,250 for the three month period and $111,000 for the year) which terminated as a result of the acquisition.

(f) To adjust depreciation, depletion and amortization for additional $3,776,000 of purchase price allocation to proved oil and gas properties and converting PBI to full cost method of accounting utilizing combined Evergreen and PBI reserve amounts.

(g) Reflects elimination of general and administrative expenses terminated as a result of the acquisition.

(h) To eliminate interest expense on $750,000 in debt forgiven as part of the acquisition which bore interest at rates ranging from prime to 20%.

(i) Actual results for PBI encompass the six months ended June 30, 1996 and therefore results for the three months ended March 31, 1996 are eliminated to make the PBI period presented correspond with those for Evergreen.

(j) Pro forma weighted average shares reflect the issuance of 1,162,266 shares of Evergreen's common stock for the acquisition of PBI for all periods presented.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
 Powerbridge, Inc.:

We have audited the accompanying consolidated balance sheets of Powerbridge, Inc. and its affiliates (the "Company") as of December 31, 1995 and 1994, and the related consolidated statements of operations and retained earnings (accumulated deficit), and of cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its affiliates as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in
Note 2 to the consolidated financial statements, the Company's ongoing losses, negative cash flow from operations and stockholders' deficit raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




April 12, 1996
(August 15, 1996 as to Note 9)

POWERBRIDGE, INC. AND AFFILIATES

CONSOLIDATED BALANCE SHEETS
- ----------------------------------------------------------------------------------------------------------------
                                                                        June 30,             December 31,
                                                                      ----------     ---------------------------
ASSETS                                                                    1996          1995             1994
                                                                      (Unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                                          $  176,852     $  426,533       $1,086,746
   Accounts receivable                                                   439,211        207,803           29,633
   Drilling advances                                                      87,621        287,354          498,777
   Deposits receivable - net of allowance of $90,000 in 1994 (Note 4)     66,850         68,856          110,000
   Other current assets                                                   52,196          6,704           15,196
                                                                      ----------     ----------       ----------

           Total current assets                                          822,730        997,250        1,740,352

PROPERTY AND EQUIPMENT:
   Gas properties (successful efforts accounting method)               3,965,153      3,394,937        1,619,792
   Gas gathering system                                                3,478,563      2,752,956        2,058,712
   Furniture, fixtures and equipment                                      51,819         57,283           82,463
                                                                      ----------     ----------       ----------

                                                                       7,495,535      6,205,176        3,760,967

   Accumulated depreciation, amortization and depletion                  208,321        129,560           28,926
                                                                      ----------     ----------       ----------

   Property and equipment - net                                        7,287,214      6,075,616        3,732,041

LONG-TERM RECEIVABLE (Note 4)                                             17,998         47,565

OTHER ASSETS                                                             188,189        219,749          110,365
                                                                      ----------     ----------       ----------

TOTAL                                                                 $8,316,131     $7,340,180       $5,582,758
                                                                      ----------     ----------       ----------
                                                                      ----------     ----------       ----------

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable and accrued liabilities                           $  530,797     $  425,549       $1,355,036
   Notes payable                                                         250,000        250,000            6,906
   Payable to related parties                                             88,599        108,999
   Capital lease obligation                                               89,956         49,972
                                                                      ----------     ----------       ----------

           Total current liabilities                                     959,352        834,520        1,361,942

NOTES PAYABLE (Long-term portion) (Notes 5 and 7)                      4,180,901      3,339,569          500,000

CAPITAL LEASE OBLIGATION (Note 6)                                        408,800        196,598

MINORITY INTEREST IN CONSOLIDATED AFFILIATES (Note 1)                  3,434,330      3,553,353        3,997,465

STOCKHOLDERS' DEFICIT (Notes 8 & 9):
   Common stock, $.01 par value; 5,000,000 shares authorized;
      547,000 and 536,000 shares issued and outstanding                    5,470          5,360            5,360
   Accumulated deficit                                                  (672,722)      (589,220)        (282,009)
                                                                      ----------     ----------       ----------

           Total stockholders' deficit                                  (667,252)      (583,860)        (276,649)
                                                                      ----------     ----------       ----------

TOTAL                                                                 $8,316,131     $7,340,180       $5,582,758
                                                                      ----------     ----------       ----------
                                                                      ----------     ----------       ----------


See notes to consolidated financial statements.

POWERBRIDGE, INC. AND AFFILIATES

CONSOLIDATED STATEMENTS OF OPERATIONS AND
RETAINED EARNINGS (ACCUMULATED DEFICIT)
- ----------------------------------------------------------------------------------------------------------------------------
                                              Six Months Ended
                                                  June 30,                              Year Ended December 31,
                                        -----------------------------         ----------------------------------------------
                                           1996                1995               1995             1994              1993
                                                (unaudited)
REVENUES:
   Oil and gas revenues                 $ 499,741           $  69,273          $  189,829      $        -        $   328,658
   Commissions (Note 3)                         -                   -                   -         124,606             39,416
   Other and miscellaneous income          24,183              35,878             122,389          56,447             11,755
                                        ---------           ---------         -----------     -----------        -----------

           Total revenues                 523,924              105,151             312,218        181,053            379,829

COSTS AND EXPENSES:
   Direct development                    (150,366)           (127,928)           (297,058)       (118,577)          (394,462)
   General and administrative (Note 7)   (233,893)           (548,121)           (760,311)     (1,282,243)          (739,912)
   Depreciation and amortization          (86,284)            (66,747)           (270,285)        (49,688)           (24,035)
   Interest (Notes 5 and 7)              (255,906)            (79,757)           (294,756)        (23,114)                 -
                                        ---------           ---------         -----------     -----------        -----------

           Total costs and expenses      (726,449)           (822,553)         (1,622,410)     (1,473,622)        (1,158,409)

MINORITY INTEREST IN LOSSES OF
   CONSOLIDATED AFFILIATES (Note 1)       119,023             508,924           1,002,981         935,811            849,456
                                        ---------           ---------         -----------     -----------        -----------

NET INCOME (LOSS)                         (83,502)           (208,478)           (307,211)       (356,758)            70,876

RETAINED EARNINGS
   (ACCUMULATED DEFICIT):
   Beginning of the period               (589,220)           (282,009)           (282,009)         74,749              3,873
                                        ---------           ---------         -----------     -----------        -----------

   End of the period                    $(672,722)          $(490,487)        $  (589,220)    $  (282,009)       $    74,749
                                        ---------           ---------         -----------     -----------        -----------
                                        ---------           ---------         -----------     -----------        -----------


See notes to consolidated financial statements.

POWERBRIDGE, INC. AND AFFILIATES

CONSOLIDATED STATEMENTS OF CASH FLOWS
- --------------------------------------------------------------------------------------------------------------------------------
                                                             SIX MONTHS ENDED JUNE 30,             YEAR ENDED DECEMBER 31,
                                                             -------------------------   ---------------------------------------
                                                                 1996          1995          1995          1994          1993
                                                                    (Unaudited)
OPERATING ACTIVITIES:
  Net income (loss)                                          $  (83,502)   $  (208,478)  $  (307,211)  $  (356,758)   $   70,876
  Adjustment to reconcile net income to net cash
   used in operating activities:
    Depreciation and amortization                                86,284         66,747       270,285        39,042        24,035
    Gain on sale of property and equipment                         -              -           (4,782)         -             -
    (Recovery of) provision for uncollectible portion
      of deposit receivable                                        -           (45,000)      (45,000)                     90,000
    Minority interest in losses of consolidated affiliates     (119,023)      (508,924)   (1,002,981)     (935,811)     (849,456)
    Noncash interest expense                                     48,608         53,761        31,436          -             -
    Changes in operating assets and liabilities:
      Accounts receivable                                      (231,408)       (66,557)     (165,870)       37,934        (2,567)
      Other current assets                                      (45,492)        10,396         8,492       (12,434)       (2,500)
      Accounts payable                                           84,848        (62,182)      204,763       456,290        40,465
      Deferred revenue                                             -              -             -             -         (203,658)
                                                             ----------    -----------   -----------   -----------    ----------
      Net cash used in operating activities                    (259,685)      (760,237)   (1,010,868)     (771,737)     (832,805)
                                                             ----------    -----------   -----------   -----------    ----------
INVESTING ACTIVITIES:
  Additions to property and equipment                          (973,020)    (1,702,296)   (3,083,679)   (1,978,657)     (894,979)
  Drilling advances                                             199,733        209,119       211,423       (98,003)     (400,774)
  Deposit receivable (Note 4)                                    31,573           -           39,604          -         (200,000)
  Organization costs                                               -              -             -          (26,223)      (60,966)
  Proceeds from sale of property and equipment                     -              -           12,300          -             -
  Other                                                         (13,669)          -          (33,603)         -          (38,727)
                                                             ----------    -----------   -----------   -----------    ----------
          Net cash used in investing activities                (755,383)    (1,493,177)   (2,853,955)   (2,102,883)   (1,595,446)
                                                             ----------    -----------   -----------   -----------    ----------
FINANCING ACTIVITIES:
  Common stock issued to employees                                 -              -             -              360          -
  Dividends paid                                                   -              -             -             -          (52,541)
  Proceeds from issuance of notes payable                       796,000      1,500,000     4,700,000       500,000          -
  Repayments of note payable                                    (30,613)        (7,368)   (1,656,906)      (11,475)       (4,373)
  Payment of loan origination costs                                -          (114,441)     (230,128)         -             -
  Minority investment in consolidated affiliates                   -           391,644       391,644     3,307,732     2,410,001
                                                             ----------    -----------   -----------   -----------    ----------
          Net cash provided by financing activities             765,387      1,769,835     3,204,610     3,796,617     2,353,087
                                                             ----------    -----------   -----------   -----------    ----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS               (249,681)      (483,579)     (660,213)      921,997       (75,164)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                  426,533      1,086,746     1,086,746       164,749       239,913
                                                             ----------    -----------   -----------   -----------    ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                     $  176,852    $   603,167   $   426,533   $ 1,086,746    $  164,749
                                                             ----------    -----------   -----------   -----------    ----------
                                                             ----------    -----------   -----------   -----------    ----------
NONCASH ACTIVITIES:
  Accounts receivable - sale of property and equipment       $     -       $      -      $    13,324   $      -       $     -
                                                             ----------    -----------   -----------   -----------    ----------
                                                             ----------    -----------   -----------   -----------    ----------
  Deposits receivable (Note 4)                               $     -       $      -      $   115,396   $      -       $     -
                                                             ----------    -----------   -----------   -----------    ----------
                                                             ----------    -----------   -----------   -----------    ----------
  Capital lease additions (Note 6)                           $  279,523    $   275,000   $   275,000   $      -       $   18,381
                                                             ----------    -----------   -----------   -----------    ----------
                                                             ----------    -----------   -----------   -----------    ----------
  Property additions accrued                                 $     -       $      -      $      -      $   858,027    $     -
                                                             ----------    -----------   -----------   -----------    ----------
                                                             ----------    -----------   -----------   -----------    ----------
  Minority investment in consolidated affiliate              $     -       $      -      $      -      $      -       $   65,000
                                                             ----------    -----------   -----------   -----------    ----------
                                                             ----------    -----------   -----------   -----------    ----------
INTEREST PAID                                                $  207,298    $      -      $   227,888   $      -       $     -
                                                             ----------    -----------   -----------   -----------    ----------
                                                             ----------    -----------   -----------   -----------    ----------

See notes to consolidated financial statements.

POWERBRIDGE, INC. AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
(UNAUDITED AS TO THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995)
- ------------------------------------------------------------------------------

1.   ORGANIZATION AND SHARING ARRANGEMENTS

     Powerbridge, Inc. (the "Company") is a full service cogeneration and independent power project developer. The Company, through a general and limited partner's interest, holds a majority and controlling interest in its affiliates, PBI Fuels, L.P. and PBI Capital, L.P. Energy Investors Fund I, L.P. and Energy Investors Fund II, L.P. ("Energy Investors") hold the limited partner's interest in these partnerships representing the minority interest in these financial statements. The Company, as general partner, manages all the activities of the affiliated partnerships.

2.   GOING CONCERN AND MANAGEMENT'S PLANS

     The Company's consolidated financial statements for the year ended
     December 31, 1995, have been prepared on a going-concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has incurred aggregate net losses of $664,000 in the last two years and, as of December 31, 1995, had a stockholders' deficit of $589,000. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Management's plans include the consideration of the sale of the Company or the operations of its affiliates. Management is also investigating the possibility of adding additional investors in its affiliates or in the individual projects of its affiliates. Management continues to minimize operating and development costs to enable the Company to continue operations with available resources while additional sources of capital are generated. However, no assurance can be given that the Company will be successful in generating additional capital. Further, there can be no assurance, assuming the Company raises additional capital, that the Company will achieve profitable operations or positive cash flow.

     See Note 9 regarding the acquisition of the Company.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION - The consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and include the accounts of the Company and its majority owned affiliates. The proportional consolidation method is used for an unincorporated joint venture which owns and operates a gas gathering system. An affiliate of the Company owns a 50% interest in the joint venture. Significant intercompany accounts and transactions have been eliminated in consolidation. The preparation of financial statements requires the use of significant estimates and assumptions by management; actual results could differ from those estimates.

     In accordance with the Partnership agreements, losses of affiliates have been allocated to the minority interest to the extent such losses exceed the Company's capital invested in such affiliates and the minority interest has positive capital. Losses in excess of total affiliate capital have been allocated to the Company, as general partner. As of December 31, 1995, approximately $719,000 of excess losses have been allocated to the Company. The Company or the minority interest, as applicable, will recoup such losses from any future profits prior to allocations of profits to the other party.

     CASH AND CASH EQUIVALENTS - All liquid investments with an original maturity of three months or less are considered to be cash equivalents.

     DRILLING ADVANCES - During 1995, the Company funded drilling advances to a joint interest owner of certain gas properties. Unexpended advances of $287,354 at December 31, 1995, will be applied toward the payment of drilling costs expected to be incurred in 1996. At June 30, 1996, the Company had unexpended advances of $87,621 to be applied toward future drilling costs.

     GAS GATHERING SYSTEM - Depreciation is provided using the straight-line method over 20 years.

     GAS PROPERTIES - The Company follows the successful efforts method of accounting for gas operations. Accordingly, acquisition costs of unproved properties are capitalized, and related delay rentals and geological and geophysical costs are charged to expense as incurred. The costs of drilling and equipping exploratory wells which result in the discovery of proved reserves are capitalized, while costs associated with unsuccessful exploratory wells are expensed. Unsuccessful developmental drilling costs are capitalized. Currently, the Company's gas development activities are limited to developmental drilling on properties with proved reserves.

     As of December 31, 1995, 22 developmental wells had been drilled on the Raton Basin properties. The gas gathering system and pipeline was completed and placed in service in January 1995. Seventeen completed and producing wells are connected to the pipeline.

     Through June 30, 1996, 32 developmental wells have been drilled in the Raton Basin. Thirty-one completed and producing wells are connected to the pipeline.

     Depreciation, depletion and amortization of producing gas properties is computed on the unit-of-production method based on estimated proved oil and gas reserves.

     FURNITURE, FIXTURES AND EQUIPMENT are stated at cost. Depreciation is provided using the straight-line method over five to seven years.

     ORGANIZATION COSTS - Organization costs of $105,255 are included in other assets and are amortized on a straight-line basis over five years. Accumulated amortization was $53,761 and $32,237 at December 31, 1995 and 1994, respectively, and $64,286 at June 30, 1996.

     REVENUES - Commissions include fees earned from a gas supply contract.

     FEDERAL INCOME TAXES - Federal income taxes are provided using the liability method. The Company has a net operating loss carryforward of approximately $790,000. In addition, the Company's share of suspended losses of an affiliate is approximately $1,040,000. These losses are available to offset future taxable income of those affiliates or available to the Company to the extent funded by the Company. A valuation allowance equal to the deferred tax asset related to current year tax losses has been provided due to the uncertainty of future realization of such loss carryforward. As a result of the acquisition discussed in Note 9 the future utilization of such losses will be subject to annual limitations.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - Management believes that the carrying value of loans obtained from third parties (see Note 5) approximate fair market value. Management believes that the fair market value of the loans obtained from related parties (see Note 7), due to their nature, cannot be practicably estimated.

     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS - Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets and certain intangible assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is evaluated by comparing future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition to the carrying amount of the asset. This new accounting principle is effective for the Company's fiscal year ending December 31, 1996. The Company believes that this new accounting principle will not have a material impact on its financial position or results of operations.

     UNAUDITED PERIODS - The financial information with respect to the six months ended June 30, 1996 and 1995, is unaudited. In the opinion of management, such information contains all adjustments, consisting only of normal recurring accruals necessary for a fair presentation of the results for such period. The results of operations for interim periods are not necessarily indicative of the results of operations for the full fiscal year.

4.   DEVELOPMENT FEE AND DEPOSIT RECEIVABLE

     During 1993, the Company paid a $200,000 refundable deposit under an agreement with Far West Capital, Inc. ("Far West") in connection with its proposed participation in a series of independent power projects. In addition, the Company paid $50,000 in nonrefundable development fees to Far West which were expensed in 1993. In December 1993, the Company halted its participation with Far West in development activities and, in accordance with the deposit agreement, demanded refund of the deposit. In February 1994, the Company started legal proceedings against Far West to collect the deposit, plus cost and attorneys' fees. Far West filed a counterclaim seeking offsets, damages and attorneys' fees in an unspecified amount, alleging breach of implied covenant of good faith and fair dealing, and breach of the terms of the letter of intent. An allowance for $90,000 was provided in 1993 to cover management's estimate of the uncollectible portion of the deposit. In 1995, the Company settled this matter with Far West for $155,000. The Company received a $25,000 initial payment, with the remaining $130,000 due in 24 equal monthly payments plus interest at 12%.

5.   NOTES PAYABLE

     In July 1993, the Company entered into a term loan agreement with a bank to purchase an automobile. This loan was payable in 24 equal monthly installments of $1,025. The loan bore interest at 7.5% per annum and was collateralized by the automobile. The loan was paid off in 1995.

     In October 1995, an affiliate obtained a loan of $2,700,000 from Hibernia National Bank. The loan was obtained under a revolving credit facility which allows for total borrowings of $3,500,000. The affiliate used the proceeds to pay off a $1,650,000 loan obtained from Enron Capital and Trade Resources in February 1995, to fund the development of gas properties and to fund the construction of the gas gathering system. An additional $100,000 had been borrowed under the facility as of December 1995, for a total outstanding balance of $2,800,000. The loan bears interest at prime plus 2.5% (at December 31, 1995, the prime rate was 8.5%) and is due
     June 30, 1997. The loan is collateralized by the affiliate's oil and gas property and the related production as well as by distributions to the affiliate from a related party. The loan restricts the payment of dividends and distributions and additional investments. Prior to December 31, 1995, the affiliate informed the lender that it would be out of compliance with two financial covenants of the loan agreement. Subsequent to December 31, 1995, the lender agreed to waive compliance with one covenant and to amend the other covenant as of December 31, 1995. With the waiver and amendment, the affiliate is not in default under the provisions of the loan agreement. Subsequent to year-end, the lender allowed the affiliate to borrow an additional $450,000 in order to fund development of additional gas wells and additions to the gas gathering system.

     At June 30, 1996, the borrowings from the bank were increased to $3,596,000.

6.   LEASE COMMITMENTS

     The Company leases office space under an operating lease with a minimum term in excess of one year. At December 31, 1995, future minimum lease payments, less future sublease income, were $33,847 in 1996. Net rent expense was $22,776 and $19,089 for the years ended December 31, 1995 and 1994, respectively, and $16,800 and $11,388 for the six months ended
     June 30, 1996 and 1995, respectively.

     Through a 50% interest in a joint venture, an affiliate has a capital lease for equipment with a lease term through 2001. At December 31, 1995, the affiliate has the obligation to pay the following future minimum lease amounts:

          Year ending December 31,
             1996                                        $   73,000
             1997                                            61,200
             1998                                            61,200
             1999                                            61,200
             2000                                            61,200
          Thereafter                                         15,300
                                                         ----------
          Total minimum lease payments                      333,100

          Less amounts representing interest                 86,530
                                                         ----------
          Present value of minimum lease payments           246,570

          Less current portion                               49,972
                                                         ----------
          Long-term portion                              $  196,598
                                                         ----------
                                                         ----------

7.   RELATED PARTY TRANSACTIONS

     In October 1994, the Company entered into two loan agreements with Energy Investors for $500,000. The loans bear interest at the prime rate (8.5% at December 31, 1995). Interest is payable on each April 1 through the maturity date of April 1, 1999, at which time the entire principal amount and unpaid interest are due. In 1995, $31,436 of accrued interest was added to the principal on the loans. Also, in 1995, Energy Investors loaned the Company an additional $250,000 in the form of a revolving note. The loan bears interest at 20% and is reviewed by Energy Investors annually. The principal and interest on the revolving note were due July 1996, and on August 14, 1996, Energy Investors agreed to cancel the notes in connection with the acquisition discussed in Note 9.

     During 1995, 1994 and 1993, the Company has received approximately $719,000, $643,000 and $419,944, respectively, from its affiliates for reimbursement of expenses incurred on their behalf. This amount has been eliminated in the accompanying consolidated financial statements.

     During 1995, the Company sold a vehicle to a related party at a gain of $4,782. In connection with the sale, at December 31, 1995, the Company has received $12,300 in payments and has a receivable of $13,324 to be received in 13 equal monthly installments.

     During 1993 the Company received a project development fee of $125,000 from a 1% owned affiliate in which the Company is the general partner. The fee was paid for services rendered in connection with acquisition of working interests in certain gas properties.

8.   CAPITAL STOCK TRANSACTIONS

     In 1995, the Company amended the par value of its common stock from $.10 per share to $.01 per share. During 1994, 36,000 shares of the Company's capital stock were issued to employees by the Board of Directors. The Board also agreed, on an annual basis, to issue 5,000 shares each to two employees through January 1, 1999, contingent upon continued employment with the Company. During 1996, the Company issued 11,000 shares of common stock to three employees. As a result of the Acquisition discussed in
     Note 9, the employee agreements were cancelled.

9.   SUBSEQUENT EVENT (UNAUDITED)

     On August 15, 1996, effective August 1, 1996, Evergreen Resources, Inc., acquired the PBI Fuels, LP limited partnership interests owned by Energy Investors Fund, LP and Energy Investors Fund II, LP, and 100% of the common stock of Powerbridge, Inc. for a purchase price of $11.3 million. The purchase price is comprised of 1,162,266 shares of Evergreen Resources, Inc.'s restricted common stock valued at $7.7 million and the assumption by Evergreen Resources, Inc. of $3.6 million of long-term debt.